As filed with the Securities and Exchange Commission on July 6, 2004
Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
___________________

INSITE VISION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

___________________

Delaware	94-3015807
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

965 Atlantic Avenue
Alameda, California 94501
 (Address, Including Zip Code, of Principal Executive Offices)

___________________

     InSite Vision Incorporated 1994 Stock Option Plan
InSite Vision Incorporated 1994 Employee Stock Purchase Plan

(Full Title of the Plan(s))

___________________

S. Kumar Chandrasekaran, Ph.D.
Chief Executive Officer
InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
(510) 865-8800

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO: Timothy R. Curry, Esq. O'Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, California 94025 (650) 473-2600 ___________________ CALCULATION OF REGISTRATION FEE

Proposed
Title Of	Amount	Proposed	Maximum	Amount Of
Securities	To Be	Maximum Offering	Aggregate	Registration
To Be Registered	Registered	Price Per Share	Offering Price	Fee

Common Stock,
$0.01 par value,	1,586,123(1)	$0.67 (2)	$1,062,702.41(2)	$ 134.64(2)
issuable under the	shares
1994 Stock Option
Plan

Common Stock,
$0.01 par value,	350,000(1)	$0.67(2)	$234,500.00(2)	$29.71(2)
issuable under the	shares
1994 Employee
Stock Purchase
Plan

Totals	1,936,123	$0.67(2)	$1,297,202.41(2)	164.35(2)
	shares

(1)	This Registration Statement covers, in addition to the number of shares of InSite Vision Incorporated, a Delaware corporation (the "Company") common stock, par value $0.01 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the InSite Vision Incorporated 1994 Stock Option Plan and the InSite Vision Incorporated 1994 Employee Stock Purchase Plan (together, the "Plans"), as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 29, 2004, as reported by the American Stock Exchange.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

     This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

_________________________

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

     The following documents of the Company filed with the Commission are incorporated herein by reference:

(a)	The Company's Registration Statements on Form S-8, filed with the Commission on October 23, 2001, August 11, 2000, June 2, 1999, July 28, 1998, and June 23, 1997 (Commission File Nos. 333-72098, 333-43504, 333-79789, 333-60057, and 333-29801, respectively);

(b)	The Company's Annual Report on Form 10- K for its fiscal year ended December 31, 2003, filed with the Commission on March 30, 2004 (Commission File No. 001-14207), and as subsequently amended;

(c)	The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2004, filed with the Commission on May 17, 2004 (Commission File No. 001-14207);

(d)	The Company's Current Reports on Form 8-K, filed with the Commission on January 14, 2004, February 24, 2004, March 29, 2004, and June 16, 2004 (Commission File No. 001-14207); and

(e)	The description of the Company's Common Stock contained in the Company's Registration Statements on Form 8- A, filed with the Commission on August 27, 1993 and June 8, 1998 (Commission File Nos. 000-22332 and 000-14207, respectively), and any other amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.     Interests of Named Experts and Counsel

      Not applicable.

Item 8.     Exhibits

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See the attached Exhibit Index at page 7, which is incorporated herein by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on July 2, 2004.

INSITE VISION INCORPORATED

By: /s/ S. Kumar Chandrasekaran, Ph.D.

S. Kumar Chandrasekaran, Ph.D.
Chairman of the Board, President, Chief
Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints S. Kumar Chandrasekaran, Ph.D. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ S. Kumar Chandrasekaran, Ph.D.	Chairman of the Board,	July 2, 2004
President, Chief Executive
S. Kumar Chandrasekaran, Ph.D.	Officer and Chief Financial
Officer (Principal Executive
Officer and Principal Financial
and Accounting Officer)

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/s/ Mitchell H. Friedlander, M.D.	Director	July 2, 2004

Mitchell H. Friedlander, M.D.

/s/ John L. Mattana	Director	July 2, 2004

John L. Mattana

/s/ Jon S. Saxe, Esq.	Director	July 2, 2004

Jon S. Saxe, Esq.

/s/ Anders P. Wiklund	Director	July 2, 2004

Anders P. Wiklund

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	InSite Vision Incorporated 1994 Stock Option Plan.

4.2	InSite Vision Incorporated 1994 Employee Stock Purchase Plan.

5	Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1	Consent of Burr, Pilger & Mayer LLP.

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (included in this Registration Statement under "Signatures").

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